                                                      Exhibit 5

                            REGISTRATION AGREEMENT

                 THIS REGISTRATION AGREEMENT (this "Agreement"), dated January 4, 1995, is by and among SUNRISE ASSISTED LIVING, INC., a Delaware corporation (the "Corporation"), the persons and entities identified on Schedule 1 (the "Investors"), PAUL J. KLAASSEN, TERESA M. KLAASSEN (collectively, the "Founders") and any person that becomes a party hereto pursuant to Section 21 hereof (collectively with the Founders, the "Management Stockholders").

                                    RECITALS

                 A. The Investors have agreed to purchase and the Corporation has agreed to sell shares of Series A Preferred Stock ("Series A Preferred Shares") and Series B Preferred Stock pursuant to that certain Series A and B Preferred Stock Purchase Agreement, dated as of December 19, 1994 (as amended, modified, supplemented or restated from time to time, the "Purchase Agreement"), provided that the parties enter into a Registration Agreement.

                 B. The Corporation, the Investors and the Management Stockholders deem it desirable to enter into this Agreement in connection with the purchase and sale of such securities.

                                   AGREEMENTS

                 In consideration of the recitals and the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1.     Definitions.  As used in this Agreement:

                        "Commission" means the Securities and Exchange
Commission.

                        "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

                        "Founders' Shares" means at any time Management Stockholders' Shares held of record by the Founders.

                        "Management Stockholders' Shares" means at any time the following shares held by any of the Management Stockholders (other than Investors' Shares): (i) any shares of Common Stock then outstanding; (ii) any shares of Common Stock then outstanding that were issued upon exercise of the Options; (iii) any shares of Common Stock then issuable upon exercise of the Options; (iv) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Management Stockholders' Shares; and (v) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Management Stockholders' Shares; provided, however that Management Stockholders' Shares shall not include any shares of Common Stock the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Management Stockholders' Shares whenever such Person holds a security exercisable for or convertible into such Management Stockholders' Shares, whether or not such exercise or conversion has actually been effected.

                 "Holder" means any holder of Registrable Shares who is a party to this Agreement (or becomes a party hereto pursuant to Section 21 hereof) or is a successor or assign or subsequent holder contemplated by Section 14 hereof.

                 "Investors' Shares" means at any time the following shares held by any Investors: (i) any shares of Common Stock then outstanding that were issued upon conversion of the Series A Preferred Shares; (ii) any shares of Common Stock then issuable upon conversion of the Series A Preferred Shares;
(iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Investors' Shares; and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Investors' Shares; provided, however, that Investors' Shares shall not include any shares of Common Stock the sale of which has been registered pursuant to the Securities Act or sold to the public pursuant to Rule 144 promulgated by the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a Holder of Investors' Shares whenever such Person holds a security exercisable for or convertible into such Investors' Shares, whether or not such exercise or conversion has actually been effected.

                 "IPO" means the Corporation's first underwritten public offering of shares of Common Stock consummated pursuant to a registration statement declared effective under the Securities Act, other than an offering made in connection with a business acquisition or combination or employee benefit plan.

                 "Options" means options for the purchase of shares of Common Stock issued by the Corporation to any Management Stockholder pursuant to the Option Plans (as defined in the Purchase Agreement).

                 "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                 "Registrable Shares" means the Investors' Shares and the Management Stockholders' Shares.

                 "Registration Expenses" has the meaning ascribed to it in
Section 6 of this Agreement.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.      Demand Registrations.

                 (a) Requests for Registration. (i) Subject to the terms and conditions of this Agreement, the Holders of a majority of the then outstanding Investors' Shares or either of the Founders at any time may request registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration statement ("Long-Form Registration") by delivering a written request to the Corporation to that effect; provided, however, that, in the case of any such Long-Form Registration, the Holders requesting the Long Form Registration must be requesting registration of not less than 25% of the Registrable Shares held by such Holders.

                        (ii) Subject to the terms and conditions of this Agreement, the Holders of 25% of the then outstanding Investors' Shares or either of the Founders holding 25% of the then outstanding Founders' Shares, at any time may request registration under the Securities Act of all or part of their Registrable Shares on Form S-2 or S-3 or any similar short-form registration statement ("Short-Form Registration"), if available, by delivering a written request to the Corporation to that effect; provided, however, that, in the case of any such Short-Form Registration, the aggregate offering value of the Registrable Shares requested to be included in such registration pursuant to Section 2(a), including, without limitation, Section 2(a)(iii), must be reasonably expected to equal at least $1,000,000.

                        (iii) If the Holders initiating a registration pursuant to Section 2(a) intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Corporation in their written notice. Within ten (10) days after receipt of any such written request, the Corporation will give written notice of such request to all holders of all registrable securities of the Corporation (including all other Holders of Registrable Shares) and will include, subject to the terms of Section 2(d), in any such registration that constitutes a Demand Registration (as hereinafter defined) all registrable securities with respect to which the

Corporation has received written requests for inclusion therein within fifteen
(15) days after the Corporation's notice has been given. Any Long-Form Registration and Short-Form Registration requested pursuant to this Section 2(a), other than a registration in which the Corporation sells any of its securities in a primary offering, are referred to herein, respectively, as a "Long-Form Demand Registration" and a "Short-Form Demand Registration". All Long-Form Demand Registrations and Short-Form Demand Registrations shall collectively be referred to herein as "Demand Registrations". The Corporation may elect to include its securities in a primary offering in any registration requested pursuant to this Section 2(a), and such registrations requested pursuant to this Section 2(a) in which the Corporation sells any of its securities in a primary offering shall not be deemed to be Demand Registrations and shall be considered Piggyback Registrations and will be governed by Section 3.

                 (b) Long-Form Demand Registrations. The Holders of Investors' Shares may request two Long-Form Demand Registrations pursuant to
Section 2(a)(i), and the Corporation will pay the Registration Expenses therefor of the Corporation and the Holders of Registrable Shares. Either of the Founders holding Founders' Shares may request one Long-Form Demand Registration pursuant to Section 2(a)(i), and the Corporation will pay the Registration Expenses therefor of the Corporation and the Holders of Registrable Shares. A registration will not count as a Long-Form Demand Registration under this Section 2(b) until it has become effective; provided that in any event the Corporation will pay the Registration Expenses in connection with any such registration initiated as a Long-Form Demand Registration of the Corporation and the Holders of Registrable Shares. Notwithstanding the terms of the preceding sentence, a registration which does not become effective after the Corporation has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Holders of Registrable Shares shall be deemed to have been effected by such Holders and count as a Long-Form Demand Registration under this Section 2(b), unless the Holders of Registrable Shares making such demand shall have elected to pay the Registration Expenses of the Corporation and of the Holders of Registrable Shares incurred in connection therewith.

                 (c) Short-Form Demand Registrations. In addition to the Long-Form Demand Registrations that may be requested pursuant to this Section 2, the Holders of Investors' Shares and either of the Founders holding Founders' Shares will be entitled to request pursuant to Section 2(a)(ii) an unlimited number of Short-Form Demand Registrations. The Corporation will pay all Registration Expenses of the Corporation and the Holders of Registrable Shares incurred in connection with the first two such registrations. Notwithstanding the terms of the preceding sentence, a registration which does not become effective after the Corporation has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Holders of Registrable Shares shall be deemed to have been effected by such Holders and count as a Short-Form Demand Registration for which the Corporation paid Registration Expenses under this Section 2(c), unless the Holders of the Registrable Shares making such demand shall have elected to pay the Registration Expenses of the Corporation and of the Holders of Registrable Shares incurred in connection therewith.

                 (d) Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriter(s) advise the Corporation that in their opinion the number of Registrable Shares and other securities requested to be included exceeds the number of Registrable Shares and other securities which can be sold in such offering without having a material adverse effect on the offering, the Corporation will include in such registration, (A) first, the number of Investors' Shares and Founders' Shares requested to be included therein, which in the opinion of such underwriters can be sold without having a material adverse effect on the offering, allocated pro rata among the Holders of such Investors' Shares and Founders' Shares on the basis of the number of Investors' Shares and Founders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Investors' Shares and Founders' Shares if any such Holder of Investors' Shares or Founders' Shares has requested the registration of fewer than all such Investors' Shares or Founders' Shares such Holder is entitled to register, (B) second, the number of other Management Stockholders' Shares requested to be included therein, which in the opinion of such underwriters (after taking into account the number of Investors' Shares and Founders' Shares to be sold pursuant to clause (A)) can be sold without having a material adverse effect on the offering, allocated pro rata among the Holders of such Management Stockholders' Shares on the basis of the number of Management Stockholders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Management Stockholders' Shares if any such Holder of Management Stockholders' Shares has requested the registration of fewer than all such Management Stockholders' Shares he or she is entitled to register, and
(C) third, other securities requested to be included in such registration which in the opinion of such underwriter(s) can be sold (after taking into account the Registrable Shares to be sold pursuant to clauses (A) and (B)) without having a material adverse effect on the offering. Notwithstanding the foregoing, (A) a Demand Registration by the Founders which includes Investors' Shares shall be a Demand Registration by the Holders of such Investors' Shares for the purpose of priority but shall not constitute a Demand Registration by such Holders of Investors' Shares for the purpose of Section 2(b) or 2(c) above, and (B) a Demand Registration by the Holders of Investors' Shares which includes Founders' Shares shall be a Demand Registration by the Founders holding such Founders' Shares for the purpose of priority but shall not constitute a Demand Registration by such Founders for the purpose of Section 2(b) or (c) above.

                 (e) Restrictions on Registrations. (i) The Corporation may postpone for a reasonable period, not to exceed one hundred twenty (120) days, the filing or the effectiveness of a registration statement for a Demand Registration, if the Corporation has been advised by legal counsel that such filing would require disclosure of a material fact that the Corporation determines reasonably and in good faith would have a material adverse effect on any proposal or plan by the Corporation or any of its Subsidiaries (as defined in the Purchase Agreement) to engage in any significant transaction. In addition, the Corporation shall not be required to effect any registration in accordance with the terms of this Agreement (other than on Form S-3 or any successor form relating to secondary offerings) within one hundred and eighty
(180) days after the effective date of any registration statement of the Corporation for the IPO or a primary offering (or combined primary and secondary offering) of its securities (other than a registration statement on Form S-8, or any successor forms).

                          (ii)     No Holder of Registrable Shares may make a
request for a Demand Registration until the earlier to occur of (A) an IPO, and
(B) the fourth anniversary of the Closing, as such term is defined in the Purchase Agreement.

       3.        Piggyback Registrations.

                 (a) Right to Piggyback. Whenever (i) the Corporation intends to sell its securities in a primary offering pursuant to a registration statement filed with the Commission or whenever the securities of the Corporation then issued and outstanding are to be registered under the Securities Act and, in either case, other than pursuant to a registration statement on Form S-8 or Form S-4, or their successors) and (ii) the registration form to be used may be used for the registration of Investors' Shares or Management Stockholders' Shares (a "Piggyback Registration"), the Corporation will give prompt written notice (in any event within ten (10) business days after its receipt of notice of any exercise of demand registration rights by holders of the Corporation's securities other than the Registrable Shares) to all holders of registrable securities (including all Holders of Registrable Shares) of its intention to effect such a registration and will include in such registration, subject to the terms of paragraphs (b) and (c) of this Section 3, all registrable securities with respect to which the Corporation has received written requests for inclusion therein within thirty
(30) days after the Corporation's notice has been given. The Corporation shall have the right to postpone or withdraw any Piggyback Registration without obligation or liability to any holder of registrable securities (including any Holder of Registrable Shares).

                 (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriter(s) advise the Corporation that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having a material adverse effect on the offering, the Corporation will include in such registration (A) first, the securities the Corporation proposes to sell, (B) second, the Investors' Shares and Founders' Shares requested to be included therein which in the opinion of such underwriter(s) (after taking into account the securities to be sold pursuant to clause (A)) can be sold without having a material adverse effect on the offering, allocated pro rata among the Holders of such Investors' Shares and Founders' Shares on the basis of the number of Investors' Shares and Founders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Investors' Shares and Founders' Shares if any such Holder has requested the registration of fewer than all such Investors' Shares or Founders' Shares it is entitled to register,
(C) third, the number of Management Stockholders' Shares requested to be included therein, which in the opinion of such underwriter(s) (after taking into account the securities to be sold pursuant to clauses (A) and (B) can be sold without having a material adverse effect on the offering, allocated pro rata among the Holders of such Management Stockholders' Shares on the basis of the number of Management Stockholders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Management Stockholders' Shares if any such Holder of Management Stockholders' Shares has requested the registration of fewer than all such Management Stockholders' Shares he or she is entitled to register and (D) fourth, other securities requested to be included in such registration which in the opinion of such underwriter(s) can be sold (after taking into account the securities to be sold pursuant to clauses (A), (B) and (C)) without having a material adverse effect on the offering. Notwithstanding the foregoing, in the first Piggyback Registration, Holders of Investors' Shares and Founders holding Founder's Shares requesting Piggyback Registration shall have the right to have twenty percent (20%) of the total offering with respect to such Piggyback Registration allocated to them pro rata, unless the managing underwriter(s) advise the Corporation that in their opinion such percentage exceeds the number of shares that can be sold without having a material adverse effect on such offering, in which event such percentage shall be reduced accordingly.

                 (c) Priority on Secondary Registrations. (i) If a Piggyback Registration is not an underwritten primary registration on behalf of the Corporation and is an underwritten secondary registration on behalf of holders of the Corporation's securities and the managing underwriter(s) advise the Corporation that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having a material adverse effect on the offering, the Corporation will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration which in the opinion of such underwriter(s) can be sold without having a material adverse effect on the offering, (B) second, the Investors' Shares and Founders' Shares requested to be included therein which in the opinion of such underwriter(s) can be sold (after taking into account the securities to be sold pursuant to clause (A)) without having a material adverse effect on the offering, allocated pro rata among the Holders of such Investors' Shares and Founders' Shares on the basis of the number of Investors' Shares and Founders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Investors' Shares if any such Holder has requested the registration of fewer than all such Investors' Shares or Founders' Shares it is entitled to register, (C) third, the number of other Management Stockholders' Shares requested to be included therein which in the opinion of such underwriter(s) (after taking into account the securities to be sold pursuant to clauses (A) and (B)) can be, sold without having a material adverse effect on the offering, allocated pro rata among the Holders of such Management Stockholders' Shares on the basis of the number of Management Stockholders' Shares owned by such Holders, with further successive pro rata allocations among the Holders of Management Stockholders' Shares if any such Holder has requested the registration of fewer than all such Management Stockholders' Shares he or she is entitled to register and (D) fourth, other securities requested to be included in such registration which in the opinion of such underwriter(s) can be sold (after taking into account the securities to be sold pursuant to clauses (A), (B) and (C)) without having a material adverse effect on the offering.

                 (d) Other Registrations. If the Corporation has previously filed a registration statement with respect to an underwritten registration of Registrable Shares pursuant to Section

2 or a registration statement which is not an underwritten primary registration on behalf of the Corporation and which is an underwritten secondary registration on behalf of holders of the Corporation's securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Corporation will not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8, or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of one hundred eighty (180) days has elapsed from the effective date of such previous registration, unless the underwriter(s) managing the registered public offering otherwise agree.

         4.      Holdback Agreements.

                 (a) Each of the Holders of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, including any public sale pursuant to Rule 144 under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities, during the Period (i) commencing seven (7) days prior to and ending one hundred eighty (180) days after the effective date of the IPO (except as part of such underwritten registration), unless the underwriter(s) managing the registered public offering otherwise agree or (ii) commencing seven (7) days prior to and ending one hundred eighty (180) days after the effective date of any underwritten Demand Registration or underwritten Piggyback Registration in which such Holder sells Registrable Shares (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                 (b) The Corporation agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing seven days (7) prior to and ending one hundred eighty (180) days after the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form), unless the underwriter(s) managing such offering otherwise agree, and (ii) to use its best efforts to cause each holder of at least 1% (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the offering otherwise agree.

         5. Registration Procedures. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to the terms of this Agreement, the Corporation will use its best efforts to effect the registration of such Registrable Shares under the Securities Act in accordance with the intended method of disposition thereof and pursuant thereto the Corporation will as expeditiously as possible:

                 (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months, and otherwise as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (c) furnish to each seller of such Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

                 (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                 (e) use its best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed;

                 (f) provide a transfer agent and registrar for all such Registrable Shares not later than the closing date of the sale of such shares;

                 (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other reasonable and customary actions as the Holders of at least a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including effecting a stock split or a combination of shares);

                 (h) make available for reasonable inspection during business hours by the seller of such Registrable Shares, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, to the extent permitted by law, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                 (i) notify each seller of such Registrable Shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (j) notify each seller of such Registrable Shares of any request by the Cfor the amending or supplementing of such registration statement or prospectus or for additional information;

                 (k) prepare and file with the Commission, promptly upon the request of any seller of such Registrable Shares, any amendments or supplements to such registration statement or prospectus which is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by such seller;

                 (l) prepare and promptly file with the Commission and promptly notify each seller of such Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 (m) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                 (n) at least forty-eight hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the Holders of at least a majority of the Registrable Shares being registered shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws; and

                 (o) at the request of any seller of such Registrable Shares in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement, a signed counterpart, addressed to such seller, of; (i) an opinion of counsel, and (ii) a letter or letters from the independent certified public accountants of the Corporation, in each case covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings.

         6.      Registration Expenses.

                 (a) In all circumstances in which the Corporation is obligated to pay Registration Expenses pursuant to this Agreement, all expenses of the Corporation incident to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the expenses and fees for listing the securities to be registered on each securities exchange or other market on which any shares of Common Stock are then listed, and fees and disbursements of counsel for the Corporation and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Registrable Shares included in such registration) and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation. In addition, the Corporation will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expense of any liability insurance obtained by the Corporation.

                 (b) In all circumstances in which the Corporation is obligated to pay Registration Expenses of Holders of Registrable Shares pursuant to this Agreement, the Corporation will reimburse the Holders of Registrable Shares covered by such registration for the reasonable costs and expenses incurred by such Holders in connection with such registration, including, without limitation, the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Investors' Shares requested to be registered in such registration and separate counsel chosen by the Founders, but excluding discounts and commissions attributable to the Registrable Shares included in such registration.

         7.      Indemnification.

                 (a) The Corporation agrees to indemnify, to the fullest extent permitted by law, each seller of Registrable Shares, its officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) against all losses; claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, any final prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such seller expressly for use therein or by such seller's failure to deliver a copy of the registration statement or final prospectus or any amendments or supplements thereto after the Corporation has furnished such seller with a sufficient number of copies of the same. The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                 (b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify the Corporation, its directors and officers and each underwriter (if any) and each Person who controls the Corporation or such underwriter (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) resulting from any untrue statement of a material fact contained in the registration statement, final prospectus contained therein, or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such seller expressly for use therein; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement.

                 (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (which consent will not be unreasonably withheld). The indemnified party will not settle any claim or liability without first providing the indemnifying party a reasonable opportunity to assume the defense. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                 (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                 (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be de by reference to, among other things whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which did not take account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by any Holder exceed the aggregate net offering proceeds received by any such Holder from the sale of its Registrable Shares. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

             8. Current Public Information. At all times after the Corporation has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Corporation will use its best efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder and will use its best efforts to take such further action as any Holder or Holders of Registrable Shares may reasonably request, all to the extent required to enable such holders to sell Investors' Shares pursuant to (i) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Corporation shall deliver to any Holder of Registrable Shares a written statement as to whether it has complied with such requirements.

        9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements. The Holders of a majority of the Investors' Shares and the Founder's Shares requested to be registered will have the right to select the managing underwriter(s) to administer any Demand Registration which managing underwriter(s) shall be acceptable to the Corporation. The Corporation will have such right in any offering in which it participates; provided, however, that in any such case the managing underwriters shall be nationally or regionally recognized underwriter(s) approved by a Required Majority Vote of the Board (as defined in the Purchase Agreement).

        10. Adjustments Affecting Registrable Shares. The Corporation will at all times in good faith assist in carrying out all of the provisions of this Agreement and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the registration rights pursuant to this Agreement of the Holders of Registrable Shares against impairment.

        11. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

        12. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time. only by the written agreement of the Corporation, the Holders of at least a majority of the Investors' Shares and the Holders of a majority of the Management Stockholder' Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

        13. Successors and Assigns. Except as otherwise expressly provided herein, the revisions of this Agreement shall be binding and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto, whether so expressed or not. In addition and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Shares who consent in writing to be bound by this Agreement.

                 14. Other Registration Rights. Except for the registration rights granted hereunder, the Corporation will not grant to any Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the Holders of a majority of the Investors' Shares, and except for registrations pursuant to registration rights granted to the Holders of Registrable Shares hereunder or granted to other Persons pursuant to this Section 14 or primary registrations of securities by the Corporation or registrations of securities being re-sold by affiliates in a Rule 145 transaction pursuant to registration rights granted to such affiliates that are subordinate to the registration rights of the Investors hereunder, the Corporation shall not register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the Holders of a majority of the Investors' Shares. The Corporation will not include in any Demand Registration any securities which are not Registrable Shares without the written consent of the Holders of a majority of the Investors' Shares requesting such registration. Notwithstanding the foregoing, the Corporation may grant and register securities pursuant to the following rights (a) subordinate piggyback registration rights not inconsistent with the registration rights granted hereunder to other Persons and (b) demand registration rights which are subordinate to the rights of the Investors with respect to Demand Registrations hereunder.

                 15. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

                 16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

                 18. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

                 If to the Holders of Investors' Shares, to the addresses set forth in the stock records of the Corporation;

                 With a copy (which shall not constitute notice) to:

                    Hopkins & Sutter
                    Three First National Plaza
                    Suite 3800
                    Chicago, Illinois 60602
                    Attention: Stanford J. Goldblatt

                 If to the Holders of Management Stockholders' Shares, to the addresses set forth in the stock records of the Corporation.

                 If to the Corporation, to:

                    Sunrise Assisted Living, Inc.
                    9401 Lee Highway
                    Suite 300
                    Fairfax, VA 22031
                    Attention: President

                 With a copy (which shall not constitute notice) to:

                    Watt Tieder & Hoffar
                    7929 West Park Drive, Suite 400
                    McLean, Virginia 22101
                    Attention: Thomas Newell

                                 and

                    Hogan & Hartson L.L.P.
                    Columbia Square
                    555 Thirteenth Street, N.W.
                    Washington, D.C. 20004-1109
                    Attention: Robert J. Waldman

                 19. Governing Law. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law provisions thereof).

                 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                 21. Subsequent Parties. The Corporation may permit any employee, officer, agent, consultant or director of the Corporation or any Subsidiary (as defined in the Purchase Agreement) who hereafter owns, directly or indirectly, one percent (1%) or more of the outstanding Common Stock of the Corporation (on a fully diluted basis) to become a party to this Agreement as a Management Stockholder and a Holder of Management Stockholders' Shares provided such employee, officer, agent, consultant or director agrees by written consent to be bound by the terms of this Agreement in such capacity as though he or she were an original signatory hereto. For purposes of this Agreement, a Person will be deemed to be a holder of Common Stock whenever such Person holds a security exercisable for or convertible into Common Stock, whether or not such exercise or conversion has actually been effected and whether or not such security is then exercisable. Upon the delivery to the Corporation of such written consent, such officer, employee, agent, consultant or director shall be bound by and entitled to the benefits of this Agreement in such capacity.

                 22. Termination of Rights. The registration rights provided by this Agreement shall terminate on the earlier of (a) the fifth anniversary of the closing of the IPO, and (b) with regard to each Investor, Founder, or Management Stockholder, at such time as such Investor, Founder or Management Stockholder shall have an unlimited right to sell all of his, her or its Registrable Shares in the public market without restriction on volume or otherwise.

                 The parties hereto have caused this Registration Agreement to be executed and delivered in their names and on their names as of the date first set forth above.


                                  SUNRISE ASSISTED LIVING INC., a
                                  Delaware corporation



                                  By:  /s/ PAUL J. KLAASSEN
                                      ---------------------------------------
                                  Its: Chairman of the Board, President and
                                      ---------------------------------------
                                         Chief Executive Officer


                                  /s/ PAUL J. KLAASSEN
                                  -------------------------------------------
                                  Paul J. Klaassen


                                  /s/ TERESA M. KLAASSEN
                                  -------------------------------------------
                                  Teresa M. Klaassen

                                        FRONTENAC VI LIMITED
                                        PARTNERSHIP

                                        By:  Frontenac Company, its general
                                             partner


                                        By: /s/ SCOTT F. MEADOW
                                           ----------------------------------
                                        Its: Scott F. Meadow, General Partner
                                            ---------------------------------

                                   SPROUT GROWTH II, L.P.

                                   By:  DLJ Capital Corporation, its
                                        managing general partner


                                   By: /s/ PAUL B. QUEALLY
                                      -----------------------------------------
                                      Paul B. Queally, its Attorney-in-Fact




                                   DLJ CAPITAL CORPORATION, a
                                   Delaware corporation


                                   By: /s/ PAUL B. QUEALLY
                                      -----------------------------------------
                                      Paul B. Queally, its Attorney-in-Fact

                                 ALLSTATE INSURANCE COMPANY

                                 By:             /S/
                                    ------------------------------------
                                          Its Authorized Signatory


                                 By:             /S/
                                    ------------------------------------
                                          Its Authorized Signatory


                                 ALLSTATE LIFE INSURANCE
                                 COMPANY


                                 By:             /S/
                                    ------------------------------------
                                          Its Authorized Signatory


                                 By:             /S/
                                    ------------------------------------
                                          Its Authorized Signatory


                                 Continental Trust Company,
                                 as Trustee for the
                                 ALLSTATE RETIREMENT PLAN

                                 By:             /S/
                                    ------------------------------------
                                 Its:         Vice President
                                     -----------------------------------


                                 Continental Trust Company,
                                 as Trustee for the
                                 AGENTS PENSION PLAN

                                 By:             /S/
                                    ------------------------------------
                                 Its:         Vice President
                                     -----------------------------------

                                   SCHEDULE 1

Allstate Insurance Company

Allstate Life Insurance Company

Allstate Retirement Plan

Agents Pension Plan

Sprout Growth II, L.P.

DLJ Capital Corporation

Frontenac VI Limited Partnership